                                 EXHIBIT 21
                                 ----------

SUBSIDIARIES
DECEMBER 31, 1998


Wholly-owned subsidiaries are:

            VWR Scientific International Corporation - a Delaware
              corporation

            Scientific Holdings Corporation - a Delaware corporation

            A.J. Reynolds Co., LLC - a Delaware corporation

            HPC Scientific & Technology, LLC - a Delaware corporation

            VWR Scientific of Canada Ltd. - a Canadian corporation, is a wholly owned subsidiary of Scientific Holdings
              Corporation.

		Science Kit, Inc - a New York corporation

		Ward's Natural Science Establishment, Inc. - a Delaware
              corporation

		Central Scientific Company - an Illinois corporation

            Boreal Laboratories, Ltd. - a Canadian corporation, is a
              wholly owned subsidiary of Science Kit, Inc.

		Arbor Scientific Co. Limited - a Canadian corporation, is a
              wholly owned subsidiary of Boreal Laboratories, Ltd.

		Central Scientific Company of Canada Limited - a Canadian
              corporation, is a wholly owned subsidiary of Boreal
              Laboratories, Ltd.

		Ward's Natural Science Ltd, - a Canadian corporation, is a
               wholly owned subsidiary of Boreal Laboratories, Ltd.